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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-39923) of USA Floral Products, Inc. of our report dated 9 December 1998, relating to the financial statements of Florimex (UK) Limited which appears in this Current Report on Form 8-K/A.


/s/ Kidsons Impey
Kidsons Impey
Chartered Accountants


Devonshire House
36 George Street
Manchester
M1 4HA
United Kingdom

9 December 1998